Bylaws

of

TENGASCO, INC.
(a Delaware corporation)

ARTICLE I - OFFICES

1.1  Registered Office and Agent.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is Corporation Service Company.

1.2             Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - THE STOCKHOLDERS

2.1  Place of Meetings.  All meetings of stockholders shall be held at such place (if any) within or without the State of Delaware as may be designated from time to time by the Board of Directors (the "Board").

2.2  Annual Meeting.  An annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the principal office of the Corporation.

2.3  Quorum.  A majority of the outstanding stock entitled to vote, present in person or by proxy duly authorized by the stockholder and filed with the Secretary, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.  If, however, a majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy duly authorized by the stockholder and filed with the Secretary, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date, and hour of the adjourned meeting, until a quorum shall be present or represented.  At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4   Voting.  When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these Bylaws in respect of the vote that shall be required for a specific action, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy duly authorized by the stockholder and filed with the Secretary, shall decide any question brought before the meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case the express provision shall govern and control the decision of such question.  Each stockholder shall have one (1) vote for each share of stock having voting power registered in his or her name on the books of the Corporation, except as otherwise provided in the Certificate of Incorporation. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.

2.5   Proxies.  At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy duly authorized and bearing a date not more than one (1) year prior to said meeting, unless the proxy provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, the stockholder may validly grant such authority by:

(a)
executing a writing to that effect, which execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or (b) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that any telegram, cablegram or other electronic transmission submitted pursuant to clause (b) above is valid, the inspectors shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding sentence may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.6   List of Stockholders.  A complete list of the stockholders or a stock transfer book containing such list entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the address of each as shown on the records of the Corporation, and the number of voting shares registered in the name of each in the records of the Corporation, shall be prepared by the Secretary and kept, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held for a period of at least ten (10) days prior to the meeting.  During the ten (10) day period, during the usual business hours, and during the meeting, the list shall be open to the examination of any stockholder. Such list or stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock transfer book and to vote at the meeting of stockholders.

2.7   Special Meetings.  Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by a majority of the Directors then serving on the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

2.8   Notice of Meetings.  Written notice of each meeting of stockholders, stating the date, time and place, and in the case of a special meeting the object thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat, at the address of the stockholder which appears on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.9   Stockholder Proposals.

(a)
At any meeting of stockholders, no business shall be conducted which has not been properly brought before the meeting.  To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

(b)
For stockholder proposals to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred twenty (120) days immediately preceding the date of the mailing of the notice of annual meeting and proxy statement and other materials for the preceding annual meeting of stockholders; provided , however , that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must so be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure was made, which ever first occurs.

(c)
In the case of stockholder proposals, the notice shall set forth (i) a brief description of the proposal or business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name, age, business and residence address of the stockholder submitting the proposal, (iii) the principal occupation or employment of such stockholder, (iv) the number of shares of the Corporation which are beneficially owned by such stockholder and the date which shares were first acquired by the shareholder, and (v) any material interest of the stockholder in such proposal.  The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that a proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.9, and if he or she should so determine, and any proposal not properly brought before the meeting shall not be transacted.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.9.

2.10  Voting Procedures and Inspectors of Elections.

(a)
The Corporation, by action of the Secretary, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)
The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)
The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d)
In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with clause (b) of Section 2.5 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the specific information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that the information is accurate and reliable.

ARTICLE III - THE BOARD OF DIRECTORS

3.1  Powers, Number and Term of Office of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such acts and things as are not prohibited by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these Bylaws directed or required to be exercised or done by the stockholders.  The number of Directors of the Corporation shall not be less than three (3) or more than ten (10).

3.2  Election; Vacancies.

(a)
Majority Voting. Except as provided in subsection (b) of this Section 3.2, at any meeting for the election of Directors at which a quorum is present, each nominee shall be elected a Director by a majority of the votes cast at the meeting and entitled to vote on the election of Directors.  For purposes of this bylaw, a majority of the votes cast means that the number of votes “for” a Director must exceed the number of votes "against" a Director.  For the avoidance of doubt, neither abstentions nor broker non-votes will count as a vote cast with respect to that Director.

(b)
Contested Elections. If, as of a date that is seven (7) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees for any election of Directors nominated (i) by the Board of Directors, or (ii) any stockholder, or (iii) a combination of nominees by the Board of Directors and one or more stockholders, exceeds the number of Directors to be elected, the nominees receiving a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors at a meeting at which a quorum is present shall be elected.

(c)
Vacancies.  If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, creation of a new directorship, or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor or successors, or a Director to fill the newly created directorship.  In no event shall the shareholders have the right to fill such vacancies, unless the Board of Directors has determined by resolution that stockholders shall fill such vacancy at a meeting of stockholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

3.3             Place of Meetings.  The Directors may hold their meetings either outside of Delaware or at such other places as they may from time to time determine.

3.4             Regular Meetings.  The Board of Directors shall schedule regular meeting as they deem necessary by a vote of majority of the Directors then serving, provided, however, the Board of Directors shall have at least one annual regular meeting immediately after the annual meeting of stockholders. Notice of regular meetings, unless waived, shall be given by mail, electronic transmission or fax transmission or in person to each Director, at his or her address as the same may appear on the records of the Corporation, or in the absence of such address, at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held.

3.5  Special Meetings.   Special meetings of the Board of Directors may be held any time on the call of the Chief Executive Officer, the Chairman or at the request in writing of a majority of the members of the Board of Directors then serving.  Notice of the time and place of all special meetings of the Board shall be orally or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting.  Notice of any special meeting shall state the purpose thereof.  If the Secretary shall fail or refuse to give such notice, then the notice may be given by the Officer or any one of the Directors making the call.  Attendance at any meeting of the Board of Directors shall constitute waiver of notice thereof unless the Director attends the meeting for the express purpose of objecting, and the Director objects at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

  3.6  Quorum; Voting.  At all meetings of the Board, a majority of the total number of Directors then serving shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.  In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given, except that notice shall be given to all Directors if the adjournment is for more than thirty (30) days.

 3.7  Informal Action.  Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

3.8  Meeting by Telephone.  Members of the Board of Directors, or any Committee designated by the Board, may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

3.9           Removal of Directors.  Any or all of the Directors may be removed for cause by a majority vote of the stockholders present, either in person or by proxy, at a meeting called for such purpose and notice of which was provided to the stockholders in accordance with these Bylaws.

3.10           Resignation.  A Director may resign at any time by giving written notice to the Chairman of the Board, Chief Executive Officer or Secretary of the Corporation. The notice shall specify the reason for resignation and unless otherwise specified in the notice the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.11           Presumption of Assent.  A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action taken with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of  the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.12  Compensation.  Directors, as such, may receive compensation for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of Committees may be allowed like compensation for attending Committee meetings.  The Compensation/Stock Option Committee shall annually recommend to the Board of Directors the appropriate compensation for the members of the Board of Directors.

3.13         Committees.  Based upon the recommendations of the Governance Committee, the Board of Directors may, by resolution or resolutions passed by a majority of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws, designate one (1) or more Committees, each Committee to consist of two (2) or more of the Directors of the Corporation, provided that the composition of which shall comply with all applicable rules and regulations promulgated by the Securities and Exchange Commission and any stock exchange on which the Company’s shares are listed, which Committees, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation between meetings of the Board of Directors.  The members and the Chairman of each Committee shall be appointed, and may be removed at any time, by resolution adopted by a majority of the total number of Directors then serving.  No such Committee shall have the power or authority to authorize amending the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the Bylaws of the Corporation; and, unless the resolution, Bylaws or Certificate of Incorporation expressly so provide, no Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each Committee shall keep minutes of its proceedings, and shall report to the Board of Directors when required by the Board.

ARTICLE IV - OFFICERS

4.1  Election and Removal of Chairman of the Board of Directors.  At the regular meeting of the Directors held after the annual stockholders' meeting in each year, one (1) of the Directors shall be elected to be the Chairman of the Board of Directors, which person may be removed from this position at any time by a majority vote of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws whenever in their judgment the best interests of the Corporation will be served by such action.

  4.2  Duties of the Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Directors.  If he or she is also the Chief Executive Officer, he or she shall carry out those duties as designated herein.  If he or she is not the Chief Executive Officer, he or she shall have no authority for the management and control of the business and affairs of the Corporation other than in his or her capacity as a Director.

4.3  Officers.  As contained within these Bylaws, except as otherwise provided for, all references to "Officers" shall apply to both Elected and Appointed Officers.  The Elected Officers of the Corporation shall be a President and/or a Chief Executive Officer, a Secretary, a Treasurer, and a Chief Financial Officer.  These Officers, and any other Officers, including but not limited to, one or more Senior or Executive Vice Presidents and a Chief Operating Officer which the Directors deem should be elected, shall be elected by the Directors at the regular meeting of the Board held after the annual stockholders' meeting in each year and at such other times as new elected offices are created by the Chief Executive Officer or vacancies in such elected offices must be filled.  All other Officers of the Corporation shall be appointed by the Chief Executive Officer, as such appointed offices are deemed necessary by the Chief Executive Officer.  Any two (2) or more offices may be held by the same person. Each Officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death, resignation or removal as hereinafter provided.

4.4  Removal.  Any Officer elected by the Directors may be removed from office at any time by a majority vote of the total number of Directors then serving whenever in their judgment the best interests of the Corporation will be served by such action.  Any appointed Officer may be removed at any time by the Chief Executive Officer.

4.5  Designation of Chief Executive Officer.  The Directors may, but need not, designate the Chairman of the Board of Directors as the Chief Executive Officer.  The Directors shall designate the Chief Executive Officer.  The Directors may, but need not, designate an Executive Vice President as the Chief Operating Officer.  These designations of duties may be changed at any time by a majority vote of the total number of Directors then serving whenever in their judgment the best interests of the Corporation will be served by such action.

4.6  Chief Executive Officer.  The Chief Executive Officer shall manage and control the overall business and affairs of the Corporation, subject to the direction of the Board of Directors, and ensure that the orders and resolutions of the Directors are carried into effect.  He or she shall have the authority to represent and act for the Corporation, to sign documents binding the Corporation in all matters except those reserved to the Directors, to authorize other Officers designated by him or her to represent, act and sign for the Corporation and to assign to the other Officers the authority for the management and control of such business and affairs of the Corporation as he or she may designate.  In the absence of the Chairman of the Board of Directors he or she shall preside at all meetings of the stockholders and the Directors.

4.7             President.  In the absence of the Board of Directors designating a Chief Executive Officer, the President shall perform the duties as designated herein of the Chief Executive Officer.

4.8  Chief Operating Officer.  The Chief Operating Officer shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors.  In the event of the absence or disability of the Chief Executive Officer and/or President, he or she shall perform those duties as designated herein of the Chief Executive Officer.

              4.9             Executive Vice Presidents.  Executive Vice Presidents shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors.

4.10           Senior Vice Presidents.  Senior Vice Presidents shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors.  In the event that there is no individual currently holding such office of the Chief Executive Officer, of the Chief Operating Officer, or of the Executive Vice President, or in the event that such individual is absent or disabled, a Senior Vice President designated by the Chief Executive Officer or the Board of Directors shall perform the duties as designated herein of the Chief Executive Officer.

4.11  Chief Financial Officer.  The Chief Financial Officer shall be an Elected Officer and shall have the authority for the management and control of such business and affairs as shall be assigned by the Chief Executive Officer or the Board of Directors. Unless another person shall be elected by the Board of Directors, the Chief Financial Officer shall also perform the duties as designated herein of the Treasurer of the Corporation.

4.12  Elected Vice Presidents.  The Elected Vice Presidents shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors.

4.13  Appointed Officers.  Appointed Officers shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer.

4.14  Secretary.  The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book  to be kept for that purpose; and shall perform like duties for the standing Committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as from time to time may be prescribed by the Board of Directors or the Chief Executive Officer of the Corporation.  The Secretary shall keep in safe custody the Seal of the Corporation, and when authorized by the Board, affix it to any instrument requiring it.

4.15  Treasurer .  The Treasurer shall:

(a)	have the custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of the financial affairs of the Corporation;

(b)	deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

(c)	disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board of Directors;

(d)
render to the Chief Executive Officer and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial  condition of the Corporation;

(e)
give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his or her office; and

(f)	perform all the duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the Board of Directors or by the Chief Executive Officer of the Corporation.

 4.16  Delegation of Duties.  In the case of the absence, incapacity, or inability to serve of any Elected Officer of the Corporation, the Board may delegate, for so long as may be necessary, the powers or duties, or any of them, of the Elected Officer to any other Elected Officer, or to any Director provided a majority of the total number of Directors then serving concurs therein.  In the case of the absence, incapacity, or inability to serve of any Appointed Officers of the Corporation, the Chief Executive Officer may delegate, for so long as may be necessary, the powers or duties, or any of them, of that appointed Officer to any Elected or Appointed Officer.

4.17  Compensation.  The compensation, if any, of the Chairman of the Board of Directors and the President, if each such person is not also the Chief Executive Officer, shall be fixed by the Directors after reviewing the recommendations of the Compensation/Stock Option Committee. The compensation of the Chief Executive Officer shall be fixed by the Compensation/Stock Option Committee in consultation with all independent Directors who are not members of the Compensation/Stock Option Committee. The compensation of all other Officers shall be fixed by the Compensation/Stock Option Committee in consultation with the Chief Executive Officer.

ARTICLE V - SHARES OF STOCK AND THEIR TRANSFER

5.1  Regulation.  Shares of stock of the Corporation may be certificated or uncertificated (i.e., book entry), as provided under the General Corporation Law of the State of Delaware.  Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock, whether certificated or uncertificated, of the Corporation, including the issuance of new certificates for lost or destroyed certificates and the appointment of transfer agents and registrars.

5.2  Form of Shares.  The shares of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.  Shares that are issued in certificated form shall exhibit the holder's name and number of shares and shall be signed by the Chief Executive Officer and by the Secretary.  If the Corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf and a registrar, the signature of any officer may be facsimile.  Facsimile signatures may be of the Officers of the Corporation designated above who are Officers at the time of the issuance of the certificates or who were such at the time of the printing or engraving of the certificates whether or not the person has continued to hold that office.  The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of the preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent the class or series of stock, provided that, except as provided to the contrary by the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the preferences and rights and qualifications, limitations or restrictions.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing certain information required by the General Corporation Law of the State of Delaware to be set forth or stated on certificates or shall send to such registered owner a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

  5.3  Transfer of Certificates.  Subject to any restrictions on transfer, shares of the capital stock of the Corporation shall be transferable on the books of the Corporation only if a transfer of such shares has been properly made or directed by the holder thereof in person or by his or her duly authorized attorney, and if such shares are certificated, upon the surrender or cancellation of a certificate or certificates for a like number of shares.  As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the statutes of the State of Delaware.

5.4  Record Date.

(a)
If no record date is fixed pursuant to Section 5.6 of these Bylaws, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided , however , that the Board of Directors may fix a new record date for the adjourned meeting.

(b)
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date thereafter on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

5.5  Lost or Destroyed Certificates.  Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate.  A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, or uncertificated shares in place of any such certificate, may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

5.6  Stock Transfer Books; Record Date.  The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided , however , that in lieu of closing the stock transfer books as aforesaid the Board of Directors may by resolution fix a date: (i) not preceding the date of the resolution and (ii) (a) not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders or (b) not more than sixty (60) days preceding the date for the payment of any dividend, the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

  5.7           Consent of Stockholders in Lieu of Meeting .  In the event of the delivery to the Corporation of a written consent or consents in accordance with Section 228 of the Delaware General Corporation Law  purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 5.7 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall, as soon as practicable thereafter, conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the Board of Directors, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 5.7.  If, after such investigation, the Secretary or the inspector, as the case may be, shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records.  In conducting the investigation required by this Section 5.7, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate.

ARTICLE VI - BOOKS AND ACCOUNTS

6.1   Location.  The books, accounts, and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

6.2   Inspection.  The books, accounts, and records of the Corporation shall be open to inspection by any member of the Board of Directors during usual business hours for any purpose reasonably related to the Director's position as a Director; and open to inspection by the stockholders at such times, and subject to such regulations, as the Board of Directors may prescribe, except as otherwise provided by statute.

ARTICLE VII - CHECKS, NOTES, CONTRACTS, LOANS, ETC.

7.1  Checks; Notes.  All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

7.2  Execution of Corporate Contracts.  Except as otherwise designated by the Board of Directors, all contracts of the Corporation shall be executed on its behalf by the Chief Executive Officer.

7.3           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

7.4           Loans. No material loans or indebtedness shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

ARTICLE VIII - MISCELLANEOUS

8.1           Fiscal Year.  The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

8.2  Corporate Seal.  The Corporate Seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Delaware."  Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.3  Notice.  Unless otherwise provided by law, any notice required to be given under the provisions of these Bylaws to any Director, Officer or stockholder may be given in writing, by depositing the same in the United States mail, postage pre-paid, addressed to the stockholder, Officer or Director at his or her address appearing on the books of the Corporation, and the notice shall be deemed to be given at the time when so mailed.

8.4  Waiver of Notice.  Unless otherwise provided by law, any stockholder, Director or Officer may waive any notice required to be given under these Bylaws, in writing signed by the person entitled to notice, either before or after the meeting.

8.5  Voting of Stock in Other Corporations.  Any shares of stock in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chief Executive Officer or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chief Executive Officer.  Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Secretary or of any other nominee designated for the purpose by the Board of Directors.  Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

ARTICLE IX - INDEMNIFICATION

9.1	Eligibility; Expenses.

(a)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent provided by Delaware law against expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)  actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(c)           To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs a and b of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d)           Any indemnification under paragraphs a and b of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs a and b of this Section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be able to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in paragraphs a and b of this  Section by petitioning a court of appropriate jurisdiction.

(e)           Expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)             The rights to indemnification conferred in this Section 9 shall be contract rights, subject to amendment in accordance with section 9.9 .

9.2  Suit to Collect.  If a claim under Section 9.1 above is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

9.3  Nonexclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

9.4  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

9.5  Expenses as a Witness.  To the extent that any Director, Officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

9.6  Indemnity Agreements.  The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such Officers, employees and agents as the Board may designate, providing in substance that the Corporation shall indemnify such persons to the fullest extent permitted by Delaware law.

9.7  Continuation of Rights.  The indemnification and advancement of expenses provided by this Article IX shall continue as to a person who has ceased to be a Director, Officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.8           Definitions.  For purposes of this Section 9 the following definitions shall apply.

(a)           References to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(b)           References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

9.9  Amendment.  No amendment to, or repeal of, this section shall adversely affect any right or protection of any indemnified party of the Corporation existing at the time of such amendment or repeal for or with respect to acts or omissions of indemnified party prior to such amendment or repeal.

ARTICLE X - AMENDMENT OF BYLAWS

10.1  Amendment.  The Board of Directors, by affirmative vote of a majority of the total number of Directors fixed pursuant to Section 3.1 of these Bylaws, may adopt, amend, or repeal these Bylaws at any meeting, subject to the provisions of Section 8 of the Corporation’s Certificate of Incorporation.  Subject to the provisions of Section 8 of the Certificate of Incorporation, these Bylaws may also be amended or repealed, and new Bylaws adopted, by the stockholders; provided , however , that any amendment or repeal of Section 2.7, Section 2.9, Section 3.2(c) or Section 10.1 hereof may be made only by the affirmative vote of the holders of a majority of the issued and outstanding common stock of the Corporation entitled to vote thereon at any annual meeting or special meeting of stockholders, and only if notice of the proposed amendment or repeal is contained in the notice of the meeting.